UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2025

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 930-7440
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

On April 11, 2025 (the “Effective Date”), LC 88K Holdings, LLC (the “Company”), a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Teachers Insurance and Annuity Association of America, for the benefit of its separate real estate account, to acquire right, title and interest (the “Acquisition”) to the property located at 88 Kearny Street, San Francisco, California 94108 (the “Property”). The Company is a wholly-owned subsidiary of LendingClub Bank, National Association (the “Bank”), which is a wholly-owned subsidiary of LendingClub Corporation (the “Registrant”).

The purchase price of the Property is $74.5 million in cash (the “Purchase Price”) and, pursuant to the Purchase Agreement, the Company has deposited $5.0 million in escrow, with such amount to be applied at closing against the Purchase Price. The Acquisition is currently expected to close within thirty days after the Effective Date. The Purchase Agreement contains customary representations, warranties, covenants and closing conditions.

The Registrant intends to use cash-on-hand to satisfy the Purchase Price and begin occupying the Property in the second quarter of 2026 in connection with the expiration of its current San Francisco office space lease. The Registrant currently anticipates that the Acquisition, including its occupancy of the Property, will have an immaterial impact on the Registrant’s net operating income and the Bank’s regulatory capital position. On April 17, 2025, the Registrant issued a press release announcing the Acquisition. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in response to this Item by reference thereto.

Forward Looking Statements

Some of the statements above, including statements regarding whether and when the Acquisition will close, the timeline for occupying the Property and the financial impact of the Acquisition are forward-looking statements. The words “expect”, “anticipate,” “believe,” “estimate,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include satisfaction of the closing conditions, timing for occupying the Property, market demand for San Francisco office space and those factors set forth in the section titled “Risk Factors” in the Registrant’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), as well as in subsequent filings by the Registrant with the SEC. The Registrant may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Registrant does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated April 17, 2025
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	April 17, 2025	By:	/s/ ANDREW LABENNE
Andrew LaBenne
Chief Financial Officer